OVERSEAS SHIPHOLDING GROUP REPORTS
THIRD QUARTER 2017 RESULTS

TAMPA, Fla. (November 9, 2017)—(BUSINESS WIRE)—Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company”, “we”, “us”, “our” or “OSG”), a provider of energy transportation services for crude oil and petroleum products in the U.S. Flag markets, today reported results for the third quarter 2017.

Highlights

•
Loss from continuing operations for the third quarter was $6.3 million, or ($0.07) per diluted share, compared to a loss from continuing operations of $52.9 million, or ($0.59) per diluted share, for the third quarter 2016. During the third quarter 2017, we recognized a $7.4 million impairment charge on one of our ATBs which is currently held for sale.

•
Net loss was $6.3 million for the quarter ended September 30, 2017, compared to a net loss of $98.7 million for the quarter ended September 30, 2016. Net loss for the prior year period included a loss from discontinued operations from International Seaways (INSW) of $45.9 million.

•
Shipping revenues were $93.3 million for the current quarter, a decrease of 18.3% from $114.2 million in the prior year quarter. Time charter equivalent (TCE) revenues(A) for the third quarter 2017 were $84.9 million, down 22.6% compared to the same period in 2016.

•	Third quarter 2017 adjusted EBITDA(B), a non-GAAP measure, was $22.6 million, down 43.0% from $39.6 million in the same period in 2016.

•	During the third quarter 2017, we repurchased and retired $18.5 million in principal of the 8.125% notes due in 2018.

 “The solid performance of our niche market activities was once again the key take away from our third quarter results,” Sam Norton, OSG’s President and CEO stated. “Earnings from spot market voyages disappointed, but a strong balance sheet, continued focus on cost control and a belief that upside potential now outweighs downside risk in accepting short term market challenges leads us to be optimistic about the future.”

Third Quarter 2017 Results

Shipping revenues were $93.3 million for the quarter, down 18.3% compared with the third quarter of 2016. The decrease in shipping revenues primarily resulted from weakening market conditions and reduced charter rates. TCE revenues for the third quarter of 2017 were $84.9 million, a decrease of $24.8 million, or 22.6%, compared with the third quarter of 2016, primarily due to lower average daily rates earned as a result of a continuing excess supply of vessels in the market and the shift from time charter contracts to spot market charters. The hurricanes that occurred during the third quarter disrupted the petroleum markets in the Gulf of Mexico. As a result, shipments were reduced for a period of time due to port and refinery closures. The impact was partially mitigated by recoveries from customers and an increase in demand after the storms. Shipping revenue for the first nine months of 2017 were $297.6 million, a decrease of $50.0 million compared to the first nine months of 2016. TCE revenues for the first nine months of 2017 were $278.3 million, a decrease of $58.3 million compared to the first nine months of 2016.

Operating income for the third quarter of 2017 was $0.4 million, compared to an operating loss of $83.4 million in the third quarter of 2016. The increase reflected reduced operating expenses, including depreciation and amortization expense and lower general and administrative expenses, which partially offset the decline in shipping revenues. During the third quarter 2017, we recognized an impairment charge of $7.4 million on one of our ATBs due to a change in its expected deployment. In the third quarter of 2016, we recognized an impairment charge of $97.8 million. Operating income for the first nine months of 2017 was $33.9 million, an increase of $76.9 million compared to the first nine months of 2016.

Loss from continuing operations for the third quarter 2017 was $6.3 million, or ($0.07) per diluted share, compared with a loss from continuing operations of $52.9 million, or ($0.59) per diluted share, for the third quarter of 2016. This change reflects a lower tax benefit in the third quarter of 2017 compared to 2016. In the prior year period, a deferred tax liability on the unremitted earnings of INSW was recorded, resulting in an income tax provision of $49.8 million, compared to an income tax provision of $3.1 million in the 2017 period. In addition, interest expense decreased by $1.1 million in the current period as the result of significant debt reductions in the current and prior year periods.

Income from continuing operations for the first nine months of 2017 was $2.3 million compared with a loss from continuing operations of $65.7 million for the first nine months of 2016. The increase reflects a lower tax provision in the first nine months of 2017 compared to 2016. In the prior period, a deferred tax liability on the unremitted earnings of INSW was recorded, resulting in an income tax provision of $1.4 million, compared to tax expense of $2.1 million in the 2017 period.

Adjusted EBITDA(B), a non-GAAP measure, was $22.6 million for the quarter, a decrease of $17.1 million or 43.0% compared with the third quarter of 2016, driven primarily by the decline in TCE revenues, partially offset by lower general and administrative expenses. Adjusted EBITDA for the first nine months of 2017 was $88.3 million, a decrease of $38.0 million or 30.1% compared with the first nine months of 2016.

A, B, C Reconciliations of these non-GAAP financial measures are included in the financial tables at the end of this press release starting on Page 8.

Discontinued Operations

As previously disclosed, OSG completed the separation of its business into two independent publicly traded companies through the spin-off of its then wholly owned subsidiary INSW on November 30, 2016. The spin-off separated OSG and INSW into two distinct businesses with separate management. OSG retained the U.S. Flag business and INSW holds entities and other assets and liabilities that formed OSG’s former International Flag business. The spin-off transaction was in the form of a pro rata distribution of INSW’s common stock to our stockholders and warrant holders of record as of the close of business on November 18, 2016.

In accordance with Accounting Standards Update (“ASU”) 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, the assets and liabilities and results of operations of INSW are reported as discontinued operations for the three and nine months ended September 30, 2016.

Net (loss)/income from discontinued operations for the three and nine months ended September 30, 2016 was $(45.9) million and $47.6 million, respectively.

Conference Call

The Company will host a conference call to discuss its third quarter 2017 results at 9:00 a.m. Eastern Time (“ET”) on Thursday, November 9, 2017.

To access the call, participants should dial (844) 850-0546 for domestic callers, (412) 317-5203 for international callers and (855) 669-9657 for Canada callers. Please dial in ten minutes prior to the start of the call.

A live webcast of the conference call will be available from the Investor Relations section of the Company’s website at http://www.osg.com/

An audio replay of the conference call will be available starting at 11:00 a.m. ET on Thursday, November 9, 2017 by dialing (877) 344-7529 for domestic callers, (412) 317-0088 for international callers and (855) 669-9658 for Canada callers, and entering Access Code 10114153.

About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE:OSG) is a publicly traded tanker company providing energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s 24-vessel U.S. Flag fleet consists of eight ATBs, two lightering ATBs, three shuttle tankers, nine MR tankers, and two non-Jones Act MR tankers that participate in the U.S. MSP. OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Forward-Looking Statements

This release contains forward-looking statements as defined under the federal securities laws. Words such as “may”, “should”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions generally identify forward-looking statements; however, statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to the Company’s prospects, its ability to retain and effectively integrate new members of management and the effect of the Company’s spin-off of International Seaways, Inc. Forward-looking statements are based on the Company’s current plans, estimates and projections, and are subject to change based on a number of factors. The following factors, among others, could cause the Company’s actual results to differ: the reduced diversification and heightened exposure to the Jones Act market of OSG’s business following the spin-off from OSG on November 30, 2016 of International Seaways, Inc. (INSW), which owned or leased OSG’s fleet of International Flag vessels, which may make OSG more susceptible to market fluctuations than before such spin-off; the highly cyclical nature of OSG’s industry; fluctuations in the market value of vessels; declines in charter rates, including spot charter rates or other market deterioration; an increase in the supply of vessels without a commensurate increase in demand; the impact of adverse weather and natural disasters; the adequacy of OSG’s insurance to cover its losses, including in connection with maritime accidents or spill events; constraints on capital availability; the Company’s ability to generate sufficient cash to service its indebtedness and to comply with debt covenants; the Company’s ability to renew its time charters when they expire or to enter into new time charters; competition within the Company’s industry and OSG’s ability to compete effectively for charters; the loss of a large customer; and changes in demand in specialized markets in which the Company currently trades. Investors should also carefully consider the risk factors outlined in more detail in the Annual Report on Form 10-K for OSG and in similar sections of other filings made by the Company with the SEC from time to time. The Company assumes no obligation to update or revise any forward-looking statements. Forward-looking statements and written and oral forward looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Consolidated Statements of Operations
($ in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Shipping Revenues:
Time and bareboat charter revenues	$56,911	$90,507	$208,794	$286,610
Voyage charter revenues	36,359	23,673	88,817	61,034
	93,270	114,180	297,611	347,644
Operating Expenses:
Voyage expenses	8,388	4,531	19,329	11,041
Vessel expenses	33,159	36,839	101,332	107,353
Charter hire expenses	23,053	23,083	68,486	68,809
Depreciation and amortization	14,390	22,905	46,100	68,701
General and administrative	6,493	10,241	21,081	34,610
Severance costs	—	2,238	16	2,238
Loss on disposal of vessels and other property, including impairments	7,353	97,782	7,353	97,909
Total operating expenses	92,836	197,619	263,697	390,661
Operating income/(loss)	434	(83,439)	33,914	(43,017)
Other expense	(423)	(2,832)	(1,053)	(2,096)
Income/(loss) before interest expense, reorganization items and income taxes	11	(86,271)	32,861	(45,113)
Interest expense	(9,474)	(10,607)	(28,277)	(33,386)
(Loss)/income before reorganization items and income taxes	(9,463)	(96,878)	4,584	(78,499)
Reorganization items, net	46	(5,732)	(198)	11,318
(Loss)/income from continuing operations before income taxes	(9,417)	(102,610)	4,386	(67,181)
Income tax benefit/(provision) from continuing operations	3,110	49,755	(2,052)	1,445
(Loss)/income from continuing operations	(6,307)	(52,855)	2,334	(65,736)
(Loss)/income from discontinued operations	—	(45,884)	—	47,597
Net (loss)/income	$(6,307)	$(98,739)	$2,334	$(18,139)

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	87,822,274	89,363,106	87,832,949	92,108,745
Diluted - Class A	87,822,274	89,363,106	88,031,375	92,108,745
Basic and Diluted - Class B	—	—	—	712,976

Per Share Amounts:
Basic and diluted net income/(loss) - Class A from continuing operations	$(0.07)	$(0.59)	$0.03	$(0.79)
Basic and diluted net income - Class A from discontinued operations	$—	$(0.51)	$—	$0.57
Basic and diluted net income - Class A	$(0.07)	$(1.10)	$0.03	$(0.22)

Basic and diluted net income/(loss) - Class B from continuing operations	$—	$—	$—	$9.93
Basic and diluted net income - Class B from discontinued operations	$—	$—	$—	$(6.60)
Basic and diluted net income - Class B	$—	$—	$—	$3.32

Cash dividends declared - Class A	$—	$—	$—	$0.48
Cash dividends declared - Class B	$—	$—	$—	$1.56

Consolidated Balance Sheets
($ in thousands)
	September 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$199,729	$191,089
Restricted cash	3,856	7,272
Voyage receivables, including unbilled of $9,900 and $12,593	20,773	23,456
Income tax receivable	563	877
Receivable from INSW	506	683
Other receivables	2,030	2,696
Inventories, prepaid expenses and other current assets	12,056	12,243
Total Current Assets	239,513	238,316
Restricted cash - non current	—	8,572
Vessels and other property, less accumulated depreciation of $215,431 and $213,173	647,660	684,468
Deferred drydock expenditures, net	23,759	31,172
Total Vessels, Deferred Drydock and Other Property	671,419	715,640
Investments in and advances to affiliated companies	38	3,694
Intangible assets, less accumulated amortization of $49,833 and $46,383	42,167	45,617
Other assets	22,711	18,658
Total Assets	$975,848	$1,030,497

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$29,286	$57,528
Current installments of long-term debt	71,554	—
Total Current Liabilities	100,840	57,528
Reserve for uncertain tax positions	3,198	3,129
Long-term debt	420,098	525,082
Deferred income taxes, net	142,827	141,457
Other liabilities	49,615	48,969
Total Liabilities	716,578	776,165

Equity:
Common stock	753	702
Paid-in additional capital	584,940	583,526
Accumulated deficit	(319,402)	(321,736)
	266,291	262,492
Accumulated other comprehensive loss	(7,021)	(8,160)
Total Equity	259,270	254,332
Total Liabilities and Equity	$975,848	$1,030,497

Consolidated Statements of Cash Flows
($ in thousands)

	Nine Months Ended September 30,
	2017	2016
Cash Flows from Operating Activities:
Net income/(loss)	$2,334	$(18,139)
Income from discontinued operations	—	47,597
Income/(loss) from continuing operations	2,334	(65,736)
Items included in net income/(loss) from continuing operations not affecting cash flows:
Depreciation and amortization	46,100	68,701
Loss on write-down of vessels	7,353	—
Amortization of debt discount and other deferred financing costs	3,971	4,637
Compensation relating to restricted stock/stock unit and stock option grants	2,526	3,768
Deferred income tax provision/(benefit)	1,423	(5,624)
Reorganization items, non-cash	(25)	5,392
Other – net	2,361	1,732
Loss on repurchase of debt, net	1,999	2,531
Distributions from INSW	—	202,000
Distributed earnings of affiliated companies	3,656	3,789
Payments for drydocking	(4,833)	(5,307)
SEC, Bankruptcy and IRS claim payments	(5,000)	(7,136)
Changes in operating assets and liabilities	(25,025)	8,177
Net cash provided by operating activities	36,840	216,924
Cash Flows from Investing Activities:
Change in restricted cash	11,988	5,011
Expenditures for other property	(11)	(583)
Net cash provided by investing activities	11,977	4,428
Cash Flows from Financing Activities:
Cash dividends paid	—	(31,910)
Payments on debt	—	(52,667)
Extinguishment of debt	(39,115)	(102,902)
Repurchases of common stock and common stock warrants	—	(119,343)
Tax withholding on share-based awards	(1,062)	—
Net cash used in financing activities	(40,177)	(306,822)
Net increase/(decrease) in cash and cash equivalents from continuing operations	8,640	(85,470)
Cash and cash equivalents at beginning of period	191,089	193,978
Cash and cash equivalents at end of period	$199,729	$108,508

Cash flows from discontinued operations:
Cash flows provided by operating activities	$—	$131,148
Cash flows provided by investing activities	—	25,839
Cash flows used in financing activities	—	(355,686)
Net decrease in cash and cash equivalents from discontinued operations	$—	$(198,699)

Spot and Fixed TCE Rates Achieved and Revenue Days

The following tables provide a breakdown of TCE rates achieved for spot and fixed charters and the related revenue days for the three and nine months ended September 30, 2017 and 2016. Revenue days in the quarter ended September 30, 2017 totaled 2,097 compared with 2,181 in the same quarter in the prior year. A summary fleet list by vessel class can be found later in this press release.

	2017		2016
	Spot	Fixed	Spot	Fixed
Three Months Ended September 30,	Earnings	Earnings	Earnings	Earnings
Jones Act Handysize Product Carriers:
Average rate	$24,466	$64,553	$28,416	$65,175
Revenue days	367	732	92	995
Non-Jones Act Handysize Product Carriers:
Average rate	$35,054	$—	$37,214	$—
Revenue days	179	—	181	—
ATBs:
Average rate	$8,360	$25,331	$—	$33,876
Revenue days	280	355	—	729
Lightering:
Average rate	$59,857	$—	$58,387	$—
Revenue days	184	—	184	—
Total Revenue Days	1,010	1,087	457	1,724

	2017		2016
	Spot	Fixed	Spot	Fixed
Nine Months Ended September 30,	Earnings	Earnings	Earnings	Earnings
Jones Act Handysize Product Carriers:
Average rate	$25,224	$63,737	$27,952	$64,825
Revenue days	612	2,621	116	3,131
Non-Jones Act Handysize Product Carriers:
Average rate	$32,543	14,031	$33,798	$18,452
Revenue days	382	159	397	148
ATBs:
Average rate	$10,378	$27,159	$—	$36,240
Revenue days	662	1,367	—	2,149
Lightering:
Average rate	$67,998	$—	$65,965	$—
Revenue days	546	—	548	—
Total Revenue Days	2,202	4,147	1,061	5,428

Fleet Information

As of September 30, 2017, OSG’s owned and operated fleet totaled 24 vessels (14 vessels owned and 10 chartered-in) which remains unchanged since December 31, 2016. Those figures include vessels in which the Company has a partial ownership interest through its participation in joint ventures.

	Vessels Owned		Vessels Chartered-in		Total at September 30, 2017
Vessel Type	Number	Weighted by Ownership	Number	Weighted by Ownership	Total Vessels	Vessels Weighted by Ownership	Total dwt (2)
Handysize Product Carriers (1)	4	4.0	10	10.0	14	14.0	664,490
Refined Product ATBs	8	8.0	—	—	8	8.0	226,064
Lightering ATBs	2	2.0	—	—	2	2.0	91,112
Total Operating Fleet	14	14.0	10	10.0	24	24.0	981,666

1 Includes two owned shuttle tankers, one chartered in shuttle tanker and two owned U.S. Flag Product Carriers that trade internationally.
2 Total dwt is defined as the total deadweight for all vessels of that type.

Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures may provide certain investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

(A) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a long-term time charter. TCE, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues of the segments to shipping revenues as reported in the consolidated statements of operations follow:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2017	2016	2017	2016
Time charter equivalent revenues	$84,882	$109,649	$278,282	$336,603
Add: Voyage expenses	8,388	4,531	19,329	11,041
Shipping revenues	$93,270	$114,180	$297,611	$347,644

Vessel Operating Contribution

Vessel Operating Contribution, a non-GAAP measure, is TCE revenues minus vessel expenses and charter hire expenses.
Our “niche market activities”, which includes Delaware Bay lightering, MSP vessels and shuttle tankers, continue to provide a stable operating platform underlying our total US Flag operations. These vessels’ operations are insulated from the forces affecting the broader Jones Act market.

The following table sets forth the contribution of our vessels:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2017	2016	2017	2016
Niche Market Activities	$26,724	$25,372	$79,500	$76,678
Jones Act Handysize Tankers	(2,962)	7,419	7,162	29,603
ATBs	4,927	16,840	21,860	54,032
Vessel Operating Contribution	$28,689	$49,631	$108,522	$160,313
(B) EBITDA and Adjusted EBITDA

EBITDA represents net income before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted for the impact of certain items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA are presented to provide investors with meaningful additional information that management uses to monitor ongoing operating results and evaluate trends over comparative periods. EBITDA and Adjusted EBITDA do not represent, and should not be a substitute for, net income or cash flows from operations as determined in accordance with GAAP. Some of the limitations are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating results and performance, neither of them is necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The following table reconciles net income as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2017	2016	2017	2016
Net (loss)/income from continuing operations	$(6,307)	$(52,855)	$2,334	$(65,736)
Income tax provision/(benefit)	(3,110)	(49,755)	2,052	(1,445)
Interest expense	9,474	10,607	28,277	33,386
Depreciation and amortization	14,390	22,905	46,100	68,701
EBITDA	14,447	(69,098)	78,763	34,906
Severance costs	—	2,238	16	2,238
Loss on disposal of vessels, including impairments	7,353	97,782	7,353	97,909
Loss on repurchase of debt	810	2,966	1,999	2,608
Reorganization items, net	(46)	5,732	198	(11,318)
Adjusted EBITDA	$22,564	$39,620	$88,329	$126,343

(C) Total Cash

($ in thousands)	September 30, 2017	December 31, 2016
Cash and cash equivalents	$199,729	$191,089
Restricted cash	3,856	15,844
Total Cash	$203,585	$206,933